UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2005

SI International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction	(Commission File	(IRS Employer Identification
of Incorporation)	Number)	Number)

12012 Sunset Hills Road
8th Floor
Reston, Virginia
(Address of Principal Executive		20190
Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code:       (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry Into a Material Definitive Agreement.

On December 13, 2005, SI International, Inc. (the “Company”) announced that its Board of Directors has approved the accelerated vesting of unvested stock options previously awarded to employees, officers, and directors as of December 7, 2005 in light of new accounting regulations that will take effect on January 1, 2006.  The Board took the action with the belief that it is in the best interest of stockholders, as it will reduce the Company’s reported compensation expense in future periods.

As a result of the vesting acceleration, options to purchase approximately 1.2 million shares of SI International common stock, which would otherwise have vested over the next five years, became exercisable as of December 7, 2005.  Based upon the closing price of the Company’s common stock of $24.86 per share on December 9, 2005, 50 percent of the total accelerated Company common stock options are “in-the-money” and have exercise prices ranging from $7.52 to $24.26 per share and a weighted average exercise price of $15.42.  Fifty percent of the total accelerated stock options are “under water” or “out-of-the-money” and have exercise prices ranging from $24.90 to $31.53 per share and have a weighted average exercise price of $27.97.  Of the accelerated options, 414,104 options are held be executive officers (of which 240,474 are “in-the-money”), 60,650 options are held by non-employee directors (of which 40,650 are “in-the-money”), and 676,189 options held by other employees (of which 297,933 are “in-the-money”).  Of the grants to non-employee directors, Charles Bowsher, James E. Crawford, Walter J. Culver, Walter E. Florence, Robert T. Marsh, Edward H. Sproat and John P. Stenbit received acceleration of previously unvested stock option grants totaling 7,500, 7,500, 13,690, 7,500, 8,480, 8,480, and 7,500, respectively.  Of the grants to executive officers, Ray J. Oleson, S. Bradford Antle, Thomas E. Dunn, Paul R. Brubaker, Thomas E. Lloyd, and Harry D. Gatanas received acceleration of previously unvested stock option grants totaling approximately 118,490, 130,165, 74,610, 25,610, 20,229, and 45,000, respectively.

Under the recently issued Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS 123R), the Company would be required to apply the expense recognition provisions beginning January 1, 2006. As a result of the acceleration, the Company expects to eliminate anticipated stock option expense of approximately $4.2 million in fiscal 2006, $3.4 million in fiscal 2007, and $1.8 million in fiscal 2008 on a pre-tax basis, based upon the Company’s value calculations using the Black-Scholes methodology.  The acceleration will generate a compensation expense of approximately $0.4 million in the current quarter ending December 31, 2005.

The Company’s Notice of Stock Option Acceleration of Vesting is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01                                                 Other Events.

On December 13, 2005, the Company announced that its Board of Directors has authorized the repurchase of up to 300,000 shares of the Company’s common stock up to an aggregate maximum dollar amount of $8 million.  The Company had approximately 11.3 million shares outstanding as of December 9, 2005.  Timing and volume of any purchases will be guided by management’s assessment of market conditions, securities law limitations, the number of shares to common stock outstanding, and alternative, potentially higher value uses for cash resources.  The repurchase plan may be suspended or discontinued at any time without prior notice.

Item 9.01                                                 Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

10.1	Notice of Stock Option Acceleration of Vesting*

*  Included with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

		By:	/s/ THOMAS E. DUNN
Thomas E. Dunn
Executive Vice President,
Chief Financial Officer and Treasurer

Dated:	December 13, 2005

INDEX TO EXHIBITS

Exhibit Number	Exhibit

10.1	Notice of Stock Option Acceleration of Vesting